Exhibit 10.2

SEVERANCE AGREEMENT AND RELEASE

This Severance Agreement and Release (the "Agreement"), dated August 1, 2002, is made and entered into by and between Cepheid, a California corporation, (the "Company"); and Catherine A. Smith, an employee of the Company ("Employee"). This agreement shall be effective on the Effective Date, set forth in Section 22 below.

WHEREAS, the Company and Employee desire to terminate the Employee's employment; and

WHEREAS, the Employee has agreed to release the Company from any claims arising from or related to her employment relationship with the Company;

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as "the Parties") hereby agree as follows:

    Termination. The Employee's employment as chief financial officer ("CFO") of the Company will terminate effective July 15, 2002. Announcement of Employee's termination will be made by the Company on or before July 15, 2002. The Employee will remain an employee of the Company through August 1, 2002 (the "Termination Date"). During the period from July 15 through August 1, 2002, the Employee will continue to receive the same compensation and benefits that she received immediately prior to July 15, 2002.
    Company Obligations

    (a) Payments. The Company agrees to pay Employee the following amounts, each subject to tax withholding:

    (i) wages, unreimbursed expenses, accrued vacation, commissions and any and all other benefits then due and payable to Employee on the Termination Date; and

    (ii) Employee's base salary for a period of twelve (12) months in accordance with the Company's normal payroll practices.

    (b) Other Benefits. The Company agrees to provide the following benefits to Employee:

    (i) immediate acceleration of twelve (12) months vesting of all outstanding stock options held by Employee as of the Termination Date, with such stock options to remain exercisable for the twelve (12) months following the Termination Date, notwithstanding any provision to the contrary in Employee's stock option agreement;

    (ii) continuation of health care coverage for a period of twelve (12) months, provided that Employee will be responsible for paying the same amount for her dependents' coverage as she paid immediately before the Termination Date;

    (iii) eligibility for health care coverage for Employee and Employee's eligible dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, ("COBRA") for a period of eighteen (18) months (or such lesser period as required by COBRA) beginning at the end of the twelve- month period referenced in Section 2(b)(ii) above;

    (iv) outplacement services in an amount of up to twelve thousand dollars ($12,000), provided that the Company shall be billed directly for such services and shall pay for only those services that are actually used by the Employee and provided further that one thousand dollars ($1,000) of this maximum twelve thousand dollar ($12,000) amount shall be used by the Employee to attend Biotech Conference for the purpose of networking;

    (v) access to Employee's office, secretarial assistance, voice mail and email at the Company through August 1, 2002;

    (vi) transfer of title to the Company-owned laptop computer currently used by the Employee; and

    (vii) reasonable assistance by the Company's information technology department during the period from July 15 to August 1, 2002, in setting up an office in the Employee's home.

    For purposes of clarification, Employee shall cease to accrue vacation and any other paid time off as of the Termination Date and Employee shall not accrue any vacation or other paid time off during the twelve-month period during which the Company continues to provide health care coverage, pursuant to Section 2(b)(ii) above.

    Employee Obligations. Through August 1, 2002, Employee will assist the Company for not more than ten (10) hours per week, with respect to her transition out of Employee's role as CFO ( including assisting the incoming CFO or any other designated representative(s) of the Company assuming Employee's previous duties as CFO).
    Confidential Information. Employee shall continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company. Employee shall return all Company property and tangible confidential and proprietary information in her possession to the Company within five business days after the Effective Date of this Agreement.
    Release of Claims. Employee agrees that the foregoing consideration set forth in Section 2 represents settlement in full of all outstanding employment obligations owed to Employee by the Company. Employee, on her own behalf and that of her heirs, family members, executors, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agrees not to sue concerning any of the following listed claims, whether presently known or unknown, suspected or unsuspected, arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement:
      any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;
      any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company under any Company stock option plan, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
      any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;
      any and all claims for violation of the federal, or any state, constitution;
      any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the California Fair Employment and Housing Act, and Labor Code section 201, et seq.;
      any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and
      any and all claims either the Company or Employee may have against the other for any acts by either occurring at any time prior to the execution of this Agreement.

    The foregoing release shall not include (i) any claim arising out of an alleged breach of this Agreement by the Company and (ii) any claim for indemnification against liability for acts or omissions as an officer or employee of the Company that the Employee may assert pursuant to the California Corporations Code, the Company's articles of incorporation, the Company's bylaws or the Indemnification Agreement between the Company and the Employee.

    In exchange for the benefits described in Section 2, Employee agrees to execute a substantially identical release, as set forth in this Section 5, (appropriately modified by the Company to reflect the new date of execution) on the Termination Date.

    The Company represents that it, on its own behalf and that of its officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, and predecessor, does not presently know, as of the Effective Date of this Agreement, of any claim against the Employee. Notwithstanding the immediately preceding sentence, the Company does not release Employee from any claim, arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement, which may become known to the Company after the Effective Date of this Agreement.

    Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this release, Employee acknowledges that the consideration given for this release in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that:
    (a) Employee should consult with an attorney prior to executing this release;

    (b) Employee has had at least twenty-one (21) days within which to consider this release, although Employee may accept the terms of the release at any time within those 21 days;

    (c) Employee has seven (7) days following Employee's execution of this release to revoke this release; and

    (d) This release will not be effective until the revocation period has expired.

    Civil Code Section 1542. Employee represents that she is not aware of any claim against the Company other than the claims that are released by this Agreement. Employee acknowledges that she has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

    A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

    Employee expressly waives any right or benefit which she has or may have under Section 1542 of the California Civil Code or any similar provision of the statutory or non-statutory law of any other jurisdiction, including Delaware. Employee acknowledges that in the future she may discover claims or facts in addition to or different from those that she now knows or believes to exist with respect to the subject matter of this release, and that Employee intends to fully, finally, and forever settle all of the released matters in exchange for the payments and benefits set forth in Section 2 of this Agreement. This release will remain in effect as a full and complete release notwithstanding the discovery or existence of any additional claims or facts.

    Voluntary Execution of Release. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all of Employee's claims. Employee acknowledges that:

    (a) she has read this Agreement;

    (b) she has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of her own choice or that she has voluntarily declined to seek such counsel;

    (c) she understands the terms and consequences of this Agreement; and

    (d) she is fully aware of the legal and binding effect of this Agreement.

    EMPLOYEE HAS CONSULTED WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT AND UNDERSTANDS THAT, BY SIGNING THIS AGREEMENT, EMPLOYEE IS GIVING UP ANY LEGAL CLAIMS EMPLOYEE HAS AGAINST THE COMPANY. EMPLOYEE FURTHER ACKNOWLEDGES THAT EMPLOYEE DOES SO KNOWINGLY, WILLINGLY, AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN THE SEPARATION AGREEMENT.

    Non-Solicitation. For twelve months following the Termination Date, Employee agrees that she shall not, directly or indirectly, either for her own benefit or for the benefit of any company, entity, or other person, solicit, recruit, encourage or induce any employees, directors, consultants, contractors or subcontractors of the Company to leave the employ of, cease performing work for, or perform work that competes with, the Company. "Employees" are those who were employees of the Company within twelve months preceding Employee's termination of employment with Cepheid.
    Non-Disparagement. Employee agrees to refrain from disparagement, criticism, defamation or slander of the Company or any of its employees, officers, directors, agents, products or services to anyone, including but not limited to other employees and any past, present or prospective customers. The Company agrees to maintain its neutral reference policy in regard to Employee and refrain from disparagement, criticism, defamation and slander of Employee.
    Confidentiality. The Parties hereto each agree to use their best efforts to maintain in confidence the existence, contents, and terms of this Agreement (the "Settlement Information"). The Parties agree to take reasonable precautions to prevent disclosure of any Settlement Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information.
    No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.
    Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that she has the capacity to act on her own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
    No Representations. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.
    Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.
    Entire Agreement. This Agreement constitutes the entire Agreement between the Parties and supersedes all prior negotiations and Agreements, whether written or oral with the exception of Employee's obligations under the Confidentiality Agreement referred to in Section 4.
    No Verbal Modification. This Agreement may only be amended in writing signed by Employee and the Company.
    Arbitration. Any claim, dispute, or controversy arising out of or in any way relating to this Agreement or the alleged breach of this Agreement will be submitted by the Parties to binding arbitration in Santa Clara County, California by JAMS or by a judge to be mutually agreed upon. This Section 18 will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee's obligations under Employee's Confidentiality Agreement and Employee's obligations under Sections 3, 4 or 5 hereof.
    Attorneys' Fees. The prevailing party will be entitled to recover from the losing party its attorneys' fees and costs (including expert witness fees) incurred in any arbitration, lawsuit or other proceeding brought to enforce any right arising out of this Agreement.
    Governing Law. This Agreement shall be governed by the laws of California, excluding its choice of law provisions.
    Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
    Employee Acknowledgement of Ability to Revoke. Employee hereby acknowledges that she has been given a period of at least 21 days within which to consider this Agreement. This Agreement does not become effective until seven (7) days after its execution (the "Effective Date"). Employee understands that she may revoke this Agreement at any time during the 7 days following its execution. It is agreed that any such revocation must be received in writing by the Company within said seven-day period in order to be effective.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

CEPHEID CATHERINE A. SMITH

By _________________

Name: __________________

Title: _____________________

Date: _______________________